                                                                  EXHIBIT 10.8.2

                         SATCOM INTERNATIONAL GROUP PLC
                                  PUT AGREEMENT

            This Agreement is made and entered into as of February 17, 2004, by and between ORBCOMM Inc., a Delaware corporation (the "Company"), Don Franco ("DF") and Europa Holdings Limited ("Europa" and, together with DF, the "Investors").

                                    RECITALS

            WHEREAS, the Investors own the ordinary shares nominal value (pound)1.00 per share (the "Satcom Shares") issued by Satcom International Group plc, a public limited company organized under the laws of England and Wales ("Satcom"), set forth on Schedule A;

            WHEREAS, upon the occurrence of a Liquidating Transaction (as defined herein) and pursuant to the terms hereof, the Company has agreed to purchase the Satcom Shares from the Investors;

            In consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

            "Agreement" - this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Governmental Entity" - any: (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivisions, instrumentalities, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

            "Laws" - means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders and determinations of all Governmental Entities.

            "Liquidating Transaction" - means (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or a sale of all or substantially all of the assets of the Company, or (ii) an initial public offering of the Company.

            "Order" - any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made or rendered by any Governmental Entity.

            "Person" - any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Entity, including any successor (by merger or otherwise) of such entity.

            "Satcom Contribution Agreement" - means the Satcom Contribution Agreement, dated February 17, 2004 entered into among ORBCOMM LLC, Satcom, DF, Nancy Franco, Jerome B. Eisenberg and Europa.

            "Stock Purchase Agreement" - means the Stock Purchase Agreement, dated February 17, 2004 entered into among the Company, ORBCOMM LLC, and the investors listed therein.

                                   ARTICLE II

                            SALE OF THE SATCOM SHARES

            2.01 Purchase Price of the Satcom Shares. (a) Subject to the prior occurrence of the Closing under the Satcom Contribution Agreement of each date herewith, upon the occurrence of a Liquidating Transaction, at the Closing (as defined below), each Investor shall sell and assign all right, title and interest in and to their respective Satcom Shares to the Company pursuant to the terms and conditions of this Agreement and, upon receipt of the closing deliveries set forth in Section 2.03 hereof, the Company shall pay the Investors the following amounts, in cash:

                  (i) in the event of a Liquidating Transaction with gross proceeds to the Company as a result of such Liquidating Transaction of less than or equal to $250,000,000, $1.00;

                  (ii) in the event of a Liquidating Transaction with gross proceeds to the Company as a result of such Liquidating Transaction of more than $250,000,000 but less than or equal to $300,000,000, $2,000,000 plus $1 for each
$50 that the amount of the gross proceeds to the Company as a result of such Liquidating Transaction exceeds $250,000,000;

                  (iii) in the event of a Liquidating Transaction with gross proceeds to the Company as a result of such Liquidating Transaction of more than $300,000,000 but less than or equal to $500,000,000, $3,000,000 plus $3 for each
$200
that the amount of the net proceeds to the Company as a result of such Liquidating Transaction exceeds $300,000,000; or

                  (iv) in the event of a Liquidating Transaction with gross proceeds to the Company as a result of such Liquidating Transaction of more than $500,000,000, $6,000,000.

            (b) The gross proceeds of a Liquidating Transaction shall be based upon the valuation of the proceeds received by the Company as a whole. In the event all or any portion of the consideration paid in a Liquidating Transaction is paid other than in cash, such consideration shall be valued as provided in
Section 2(c)(ii) in the Amended and Restated Certificate of Incorporation of the Company as of the date of this Agreement (without giving effect to any subsequent amendments thereto).

            (c) The payment of the consideration in paragraph (a) above shall be paid by the Company by wire transfer of immediately available funds to the accounts designated in writing by the Investors upon receipt by the Company of the proceeds of the relevant Liquidating Transaction.

            2.02 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transaction") will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York City, on the closing date of the relevant Liquidating Transaction, or such other date as the parties may agree.

            2.03 Closing Deliveries. At the Closing, the Investors shall deliver to the Company:

            (a) duly executed transfer forms in the form of Exhibit A hereto for the Satcom Shares owned by the Investors in favor of the Company (or as the Company may direct), together with the relevant share certificates and any power of attorney under which any transfer is executed on behalf of an Investor; and

            (b) such waivers or consents as the Company may require to be signed by the Investors to enable the Company or its nominee to be registered as a holder of the Satcom Shares owned by the Investors.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

            3.01 The representations and warranties made jointly and severally by the Investors pursuant to the Satcom Contribution Agreement are hereby incorporated by reference herein.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

            4.01 Cooperation. Each of the Investors will cooperate with the Company and use all commercially reasonable efforts to take all actions and do all things necessary or advisable under this Agreement and applicable Laws or reasonably requested by the Company to complete the transactions contemplated herein.

            4.02 Satcom Approvals. Prior to the Closing, the Company shall procure a resolution of the board of directors of Satcom approving the registration of the transfer of the Ordinary Shares owned by the Investors to the Company, subject only to such Ordinary Shares being duly stamped by or on behalf of the Company.

            4.03 Stamp Taxes. The Company shall pay all stamp and other transfer taxes payable in connection with the transfer of the Satcom Shares hereunder.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

            5.01 Survival of Representations and Covenants. The representations, warranties and covenants of the Investors will survive for a period of ninety
(90) days after the Closing and will thereupon expire together with any right to commence any suit, action, arbitration or other proceeding for breach thereof.

            5.02 Offset. In the event of any breach of any representation, warranty or covenant made by the Investors herein, the amount any loss or liability actually incurred by the Company as a result of such breach may be offset against the amount of any payment to be made to the Investors pursuant to
Section 2.03; provided, that nothing in this Section 5.02 is intended to waive or preclude any claims, rights or remedies which the Company may have at law or in equity with respect to the matters covered by this Agreement; and provided further that the maximum liability of the Investors shall not exceed the amount of any such payment which shall become payable.

            5.03 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written or electronic confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided, that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            (a)   If to the Company:

                  ORBCOMM Inc.
                  21700 Atlantic Blvd.
                  Dulles, VA 20166
                  Attention: Don Franco
                  Facsimile No.: 703-433-6400

                  with a copy to:

                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention: Alejandro San Miguel
                  Facsimile No.: 212-541-5369

            (b)   If to Satcom:

                  Satcom International Group Plc.
                  7 East Ridgewood Avenue
                  Paramus, NJ 07652
                  Attention:
                  Facsimile No.: 201-327-4318

            (c)   If to the Investors:

                  to the addresses set forth on the signature pages.

            5.04 Governing Law. This Agreement will be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

            5.05 Entire Agreement and Modification. This Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter contained herein and therein and supersede all prior agreements between the parties.

            5.06 No Oral Modification. This Agreement may not be amended except by a written agreement executed by the Company and the Investors. Any attempted amendment in violation of this Section 5.06 will be void ab initio.

            5.07 Assignments, Successors, and No Third-Party Beneficiaries. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement; provided, however, that no assignment will limit or affect the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement.

Subject to the preceding sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            5.08 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            5.09 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

ORBCOMM Inc.

By: /s/ Don Franco
    ----------------------------------
    Name: Don Franco
    Title:

Europa Holdings Limited

                                                  /s/ Don Franco
                                                 ----------------------------
/s/ Jerome B. Eisenberg                          Don Franco
---------------------------------
By: Jerome B. Eisenberg

Title:                                           Address:
                                                 12 Hickory Hill Road
                                                 Saddle River, NJ 07458
Address:                                         Facsimile: 201-327-4318

                                   SCHEDULE A

                                  SATCOM SHARES

        INVESTOR                        SATCOM SHARES
-----------------------                 -------------
       Don Franco                           1,000
Europa Holdings Limited                     1,000